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EXHIBIT 23.2

CONSENT OF KPMG LLP

The Board of Directors and Shareholders
Copart, Inc.:

We consent to the use of our reports included herein and incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

San Francisco, CA
October 18, 2001.

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  EXHIBIT 23.2
CONSENT OF KPMG LLP